UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
 Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective November 2, 2009, First Solar, Inc. (the “Company”) promoted James Zhu, who had been serving as the Company’s Vice President, Corporate Controller, to the position of Chief Accounting Officer.  Prior to November 2, 2009, the position of principal accounting officer had been held by Jens Meyerhoff, the Company’s Chief Financial Officer.  Mr. Meyerhoff will remain the Company’s Chief Financial Officer.

Mr. Zhu, age 47, served as the Company’s Vice President, Corporate Controller from June 2007 until his appointment as Chief Accounting Officer on November 2, 2009.  Prior to joining the Company, Mr. Zhu had served as Assistant Controller then Vice President, Corporate Controller of Salesforce.com from May 2004 through May 2007.  From July 1999 through April 2004, Mr. Zhu held positions of increasing responsibility at Chiron Corporation (acquired by Novartis International AG in April 2006), including Associate Director and Accounting Manager.  Prior to joining Chiron Corporation, Mr. Zhu spent several years at KPMG, LLP.  Mr. Zhu is a Certified Public Accountant and holds a B.A. in Economics and an M.B.A. in Accounting.

                Mr. Zhu is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    FIRST SOLAR, INC.

Date:  November 2, 2009                                                                    By: /s/ Mary Beth Gustafsson
            Name:  Mary Beth Gustafsson
            Title: Vice President, General Counsel